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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Reliance Steel & Aluminum Co.:

        We consent to the incorporation by reference in the registration statements on Form S-4 (No. 333-139790) and on Form S-8 (Nos. 333-133204, 333-136290, and 333-147226) of Reliance Steel & Aluminum Co. of our reports dated February 24, 2012, with respect to the consolidated balance sheets of Reliance Steel & Aluminum Co. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011, Annual Report on Form 10-K of Reliance Steel & Aluminum Co.

/s/ KPMG LLP

Los Angeles, California
February 24, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM